Exhibit 10.1

Fiscal Year 2012 Director Compensation

Compensation Element	Compensation
General Board Service – Cash	} Board cash retainer: $40,000 } Meeting fees: none
General Board Service – Equity	} Annual equity grants: 12,500 option shares and 8,333 restricted stock units
● Vest 100% after 1 year ● Vest 100% prior to a change of control
Committee Chair Service	} Annual cash retainer:
● Audit: $16,500 ● Compensation: $9,000 ● Nom/Gov: $5,000
} Meeting fees: none
Committee Member Service	} Annual cash retainer:
● Audit: $6,000 ● Compensation: $5,000 ● Nom/Gov: none
} Meeting fees: none